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                                    FORM OF
                           INDEMNIFICATION AGREEMENT


         This INDEMNIFICATION AGREEMENT (this "Agreement") is dated as of this ___ day of _____________, 2001, by and among LABRANCHE & CO INC., a Delaware corporation ("LABRANCHE"), and the persons listed on SCHEDULE A hereto (referred to collectively as the "PARTICIPANTS" and individually as a "PARTICIPANT") constituting all the eligible participants in the ROBB PECK McCOOEY Financial Services, Inc. ("ROBB PECK") Deferred Compensation Plan (the "PLAN"). LaBranche and the Participants are referred to collectively herein as the "PARTIES."

                                  WITNESSETH:

         WHEREAS, LaBranche and Robb Peck have entered into an Agreement and Plan of Merger dated as of January 18, 2001 (the "MERGER AGREEMENT"), whereby Robb Peck will be merged into LaBranche, and all the issued and outstanding shares of the Common Stock of Robb Peck will be exchanged for capital stock of LaBranche;

         WHEREAS, each Participant is also an Option Holder of Robb Peck;

         WHEREAS, pursuant to the Merger Agreement, the holders of the outstanding Common Stock of Robb Peck (the "STOCKHOLDERS," and each, individually, a "STOCKHOLDER") and the Participants (as Option Holders) are obligated to indemnify LaBranche for certain loss contingencies, and each of the Stockholders has acknowledged such obligation in a separate RPM Stockholder Agreement entered into by and between LaBranche and such Stockholder;

         WHEREAS, it is a requirement under the Merger Agreement that LaBranche, the Representatives and the Escrow Agent enter into an Escrow Agreement in the form attached thereto, one of the purposes of which is to provide a fund consisting of shares of Purchaser Series A Preferred Stock delivered to the Escrow Agent pursuant to the Merger Agreement to satisfy the obligations of the Stockholders to indemnify LaBranche pursuant to the Merger Agreement;

         WHEREAS, the purpose of this Agreement is to acknowledge the Participants' several obligations to indemnify LaBranche for certain loss contingencies pursuant to the Merger Agreement, and to provide for satisfaction of such indemnification obligations of the Participants from amounts payable to the Participants pursuant to the Plan.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises herein contained, the Parties hereby agree as follows:

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         SECTION 1  DEFINITIONS. In this Agreement, the following words and phrases shall have the meanings hereinafter set forth:

         "FUND" shall mean the aggregate amount of Deferred Compensation and Interest (each as defined in the Plan) which all Participants, as a group, are eligible to receive under SECTION 2 of the Plan.

         "MAXIMUM REDUCTION AMOUNT" shall mean an amount equal to the sum of (a) 10% of the sum of (i) the aggregate Closing Value of the shares of Purchaser Common Stock for which the Purchaser Options received by the Participants pursuant to Section 2.7(e) of the Merger Agreement are exercisable, plus (ii) the amount of the benefits payable under the Plan (not including interest), plus
(b) an amount equal to the product of (i) the aggregate Equity Percentage of the Participants, and (ii) $20,000,000.

         "PARTICIPANT LOSSES" shall mean the amount of indemnifiable Liabilities or Losses for which a Participant is finally determined to be liable pursuant to, and in accordance with, Section 10.2(c) of the Merger Agreement, subject to the limitations, terms and conditions with respect thereto contained in the Merger Agreement.

         "SET OFF AMOUNT" shall have the meaning set forth in SECTION 6(b) hereof.

         "TERMINATION DATE" shall mean the earlier of (i) the date which is eighteen (18) months after the Closing Date, or (ii) the date on which LaBranche and the Representatives terminate this Agreement pursuant to the terms hereof.

         Other capitalized terms used herein without definition are used herein as defined in the Merger Agreement.

         SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANTS. Each of the Participants represents and warrants to LaBranche that the following statements contained in this SECTION 2 are correct and complete as of the date of this Agreement with respect to such Participant:

         (a) OWNERSHIP. Such Participant owns beneficially the number of Target Options set forth next to his, her or its name on SCHEDULE A hereto, free and clear of any Liens. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, court orders, proceedings, preemptive rights or agreements or instruments or understandings of any character to which such Participant is a party or by which such Participant is bound, obligating him, her or it to deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, any Target Options owned by such Participant, or any securities or obligations convertible into or exchangeable for such Target Options, or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement.

         (b) AUTHORIZATION. Such Participant has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Participant, enforceable in accordance with its terms and conditions.


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         (c) NONCONTRAVENTION. Neither the execution and the delivery of this
Agreement by such Participant, nor the performance by such Participant of his obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which such Participant is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which such Participant is a party or by which he is bound or to which any of his assets is subject, except, in any case, as would not have a material adverse effect on such Participant's ability to perform his obligations hereunder.

         SECTION 3 REPRESENTATIONS AND WARRANTIES OF LABRANCHE. LaBranche represents and warrants to each of the Participants that the statements contained in this SECTION 3 are correct and complete as of the date of this Agreement.

         (a) AUTHORIZATION. LaBranche has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of LaBranche, enforceable in accordance with its terms and conditions.

         (b) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by LaBranche, nor the performance by LaBranche of its obligations hereunder, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which LaBranche is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which LaBranche is a party or by which it is bound or to which any of its assets is subject, except, in any case, as would not have a material adverse effect on LaBranche's ability to perform its obligations hereunder.

         SECTION 4 LITIGATION SUPPORT. The Parties agree that following the Closing, in the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated by the Merger Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Robb Peck or any of its Subsidiaries, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending Party is entitled to indemnification therefor under SECTION 10.2, 10.3 or 10.4 of the Merger Agreement).

         SECTION 5 INDEMNIFICATION PROVISIONS OF MERGER AGREEMENT.

         (a) Each Participant acknowledges that he has received and reviewed a copy of the Merger Agreement and agrees to be bound by the provisions of SECTIONS 10.2(a) and 10.4 of the


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Merger Agreement provide for the indemnification of each Purchaser
Indemnified Party by the Participants and the Stockholders, subject to the limitations contained in SECTION 10.5 of the Merger Agreement, for certain Liabilities or Losses incurred or suffered by any Purchaser Indemnified Party.

         (b) Each Participant agrees to be bound by the provisions of SECTION 10.2(c) of the Merger Agreement relating to the indemnification of LaBranche in respect of any breach of the representations under SECTION 2 of this Agreement, subject to the limitations contained in SECTION 10.5 of the Merger Agreement.

         SECTION 6 SATISFACTION OF CLAIMS.

         (a) The Maximum Reduction Amount shall be available as the sole source of satisfaction by the Participants of their respective indemnification obligations to LaBranche in accordance with the Merger Agreement for and in respect of Liabilities and Losses for which LaBranche is entitled to indemnification from the Participants under SECTIONS 10.2 and 10.4 of the Merger Agreement. If LaBranche shall suffer or incur Liabilities or Losses, it shall deliver to the Representatives a certificate ("CLAIM CERTIFICATE") signed by the Chief Executive Officer or Chief Financial Officer of LaBranche stating that LaBranche has suffered or incurred Liabilities or Losses for which LaBranche is entitled to indemnification from the Participants under SECTION 10.2 or 10.4 of the Merger Agreement in the amount specified in such Claim Certificate (which shall not exceed the Maximum Reduction Amount) and setting forth (i) the basis for such Liabilities or Losses (including whether such Liabilities or Losses are Target Losses or Participant Losses), (ii) the amount of such Liabilities or Losses for which LaBranche is entitled to indemnification under SECTIONS 10.2 and 10.4 of the Merger Agreement, subject to the limitations contained in
SECTION 10.5 of the Merger Agreement, and (iii) the portion of such Liabilities or Losses for which each Participant is potentially liable. Except as otherwise provided in SECTION 7 hereof, no Claim Certificate may be delivered by LaBranche after the close of business on the Business Day immediately preceding the Termination Date. If LaBranche does not receive, within twenty (20) Business Days after the Representatives' receipt of the Claim Certificate, a written notice from the Representatives stating that they dispute LaBranche's assertion that it is entitled to the amount specified in the Claim Certificate, then except as otherwise provided herein, LaBranche shall reduce the Fund, in the manner provided in Section 6(b) hereof, in an amount which shall not exceed the Maximum Reduction Amount. If LaBranche receives, within twenty (20) Business Days after the Representatives' receipt of the Claim Certificate, a written notice from the Representatives stating that they dispute LaBranche's assertion that it is entitled to the amount specified in the Claim Certificate, LaBranche shall thereafter reduce the Fund in the manner provided in SECTION 6(b) hereof only if so instructed in writing by the Representatives or in a Final Determination.

         (b) In the case of Target Losses, reduction of the Fund pursuant to
SECTION 6(a) hereof shall be made by setting off against the Deferred Compensation to which each Participant is entitled under the Plan an amount equal to the product of (i) the Liabilities and Losses specified in the Claim Certificate with respect to which LaBranche is entitled to reduction pursuant to
SECTION 6(a) hereof, and (ii) such Participant's Equity Percentage, together with the amount of Interest accrued with respect to such amount as of the date of such set off. In the case of Participant Losses, reduction of the Fund pursuant to SECTION 6(a) hereof shall be made by setting


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off against the Deferred Compensation to which such Participant is entitled under the Plan an amount equal to such Participant Losses to the extent LaBranche is entitled to reduction pursuant to SECTION 6(a) hereof. Any amount set off pursuant to this SECTION 6(b) is referred to herein as the "SET OFF AMOUNT". Notwithstanding anything to the contrary in this Agreement, in no event shall (i) the aggregate Set Off Amount of all the Participants pursuant to this Agreement exceed the Maximum Reduction Amount or (ii) the reduction of any Participant's interest in the Fund pursuant to this Agreement exceed the product of (1) the Maximum Reduction Amount and (2) such Participant's Equity Percentage as a percentage of the aggregate Equity Percentage of all the Participants.

         SECTION 7 TERMINATION. Except as otherwise provided herein, this Agreement shall terminate on the Termination Date. Notwithstanding the foregoing, (i) if on or before the Termination Date, LaBranche has duly delivered one or more Claim Certificates to the Representatives with respect to a claim or claims for Liabilities or Losses for which LaBranche is entitled to indemnification under SECTION 10.2(a) or SECTION 10.2(c) of the Merger Agreement (other than with respect to claims for Losses and Liabilities arising out of, based upon or resulting from a misrepresentation, breach or inaccuracy of any representation or warranty contained in SECTION 4.17 or SECTION 4.18 of the Merger Agreement) and which have not been satisfied pursuant to this Agreement, then this Agreement shall not terminate with respect to such claims until all such claims have been fully satisfied or resolved in writing by LaBranche and the Representatives or a Final Determination has been rendered with respect thereto, and (ii) with respect to (A) claims for Losses and Liabilities arising out of, based upon or resulting from a misrepresentation, breach or inaccuracy of any representation or warranty contained in SECTION 4.17 or SECTION 4.18 of the Merger Agreement, and (B) claims for Losses and Liabilities asserted pursuant to SECTION 10.4 of the Merger Agreement, this Agreement shall terminate on the date on which the representations and warranties or Target contained in SECTIONS 4.17 and 4.18 of the Merger Agreement expire pursuant to and in accordance with SECTION 10.1 of the Merger Agreement; PROVIDED, HOWEVER, that in any event, this Agreement shall terminate on the date on which the aggregate amount of reductions to the Fund pursuant to this Agreement equals the Maximum Reduction Amount.

         SECTION 8 DEFERRED COMPENSATION PLAN. Each Participant shall be entitled to participate in and receive the benefits provided under the Plan. Neither the Plan nor such Participant's eligibility and benefits thereunder shall be amended or modified in any way by LaBranche except in accordance with the terms of the Plan.

         SECTION 9 MISCELLANEOUS.

         (a) NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by nationally recognized overnight courier, by fax or mailed by first class certified or registered mail, return receipt requested, postage prepaid:


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                  If to a Participant, to the Representatives at:

                           c/o Robert M. Murphy
                           LaBranche & Co. LLC
                           One Exchange Plaza
                           New York, New York  10006
                           Fax: (212) 344-1469

                           and

                           c/o George E. Robb, Jr.
                           LaBranche & Co. LLC
                           One Exchange Plaza
                           New York, New York  10006
                           Fax: (212) 344-1469

                  with a copy to:

                           Kelley Drye & Warren LLP
                           Two Stamford Plaza
                           281 Tresser Boulevard
                           Stamford, CT 06901-3229
                           Attn: Paul F. McCurdy, Esq.
                           Fax: (203) 327-2669

                  and

                           Clifford Chance Rogers & Wells LLP
                           200 Park Avenue
                           New York, NY  10166
                           Attention: Bonnie A. Barsamian, Esq.
                           Fax: (212) 878-8375

                  If to LaBranche, to it at:

                           One Exchange Plaza, 25th Floor
                           New York, New York 10006
                           Attention: Mr. Michael LaBranche
                           Fax: (212) 344-1469

                  with a copy to:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue, 31st Floor
                           New York, New York 10103
                           Attention: Jeffrey M. Marks, Esq.
                           Fax: (212) 318-3400


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(Or at such other address or addresses as may have been furnished in writing by the Parties by notice given pursuant to this SECTION 9(a)).

Notices provided in accordance with this SECTION 9(a) shall be deemed delivered upon personal delivery, receipt by telecopy, fax or nationally recognized overnight courier, or 48 hours after deposit in the mail in accordance with the above.

         (b) THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to, or shall be construed so as to, create any third party beneficiary to this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a Party.

         (c) ASSIGNMENT: SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the Parties. This Agreement shall not be assignable by LaBranche without the prior written consent of each Participant, and by any Participant without the prior written consent of LaBranche.

         (d) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws provisions.

         (g) AMENDMENTS AND WAIVERS. This Agreement may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except by a written instrument signed by the Party against whom enforcement of such amendment, modification or waiver is sought. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         (h) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (i) ATTORNEYS-IN-FACT. Each of the Participants hereby (i) irrevocably constitute and appoint George E. Robb, Jr. and Robert M. Murphy (the "REPRESENTATIVES"), and each of them, acting unanimously, as his true and lawful agents and attorneys-in-fact with full power to appoint a substitute or substitutes to act hereunder, with respect to all matters arising in connection with the Merger and the transactions contemplated thereunder and hereby with full power and authority to execute and deliver for and on behalf of the Participant all such contracts, consents and other documents in connection therewith as the Representatives may deem necessary or


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advisable and to do and perform any and all acts and things whatsoever necessary or advisable in the premises as fully as the Participant might or could do and (ii) ratify and confirm all that the Representatives, or any substitute or substitutes, shall do or cause to be done by virtue hereof. The Representatives shall have no liability for any actions taken or omitted by them in the performance of their duties as Representatives unless in respect of such actions or omissions they shall be finally adjudged by an arbitrator or court of competent jurisdiction to have acted in bad faith or to have been grossly negligent. Each Participant shall indemnify (pro rata based on his, her or its Equity Percentage) each of the Representatives and hold each of them harmless from all liabilities, losses, costs and expenses (including reasonable attorneys' fees in respect of the investigation and defense of claims) which may be incurred by him in connection with the performance of his duties as a Representative, except to the extent, if any, that such liabilities, losses, costs and expenses shall be finally adjudged by an arbitrator or court of competent jurisdiction to have resulted from the bad faith or gross negligence of such Representative.

         (j) CONSTRUCTION. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.


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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as an instrument of the date first above written.


                                       LABRANCHE & CO INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       THE PARTICIPANTS

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                           INDEMNIFICATION AGREEMENT
                                  SCHEDULE A
                                 PARTICIPANTS


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